Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	Jurisdiction of Organization
Complete MD Solutions, LLC	TX
Patient Health Advocacy Solutions, LLC	DE
PH Group Holdings Corp. (f/k/a Brighton Health Services Holdings Corp.)	DE
PMG POL, LLC	DE
PQN-Central Texas, LLC	DE
PQN-Georgia, LLC	GA
Privia Care Center, LLC	VA
Privia DC Metro Management Company, LLC	DE
Privia Health, LLC	DE
Privia Independent Physicians Association, LLC	DE
Privia Management Company, LLC	DE
Privia Management Company of Georgia, LLC	GA
Privia Management Company of North Texas, LLC	DE
Privia Management Company Tennessee, LLC	DE
Privia Management Services Organization, LLC	DE
Privia Medical Group, LLC	DE
Privia Medical Group of Georgia, LLC	GA
Privia Medical Group of South Georgia, LLC	GA
Privia Pediatric Medical Group of Georgia, LLC	GA
Privia Quality Network, LLC	DE
Privia Quality Network Central Florida, LLC	DE
Privia Quality Network Gulf Coast II, LLC	DE
Privia Quality Network Tennessee, LLC	TN
Privia Virtual Health, LLC	DE
Privia Women’s Health, LLC	VA
Privia Women’s Specialty IPA, LLC	DE
Women’s Health Management Company, LLC	DE